EXHIBIT 21

List of Subsidiaries of the Registrant

	Jurisdiction of Incorporation	Names Under Which Subsidiary does Business
NBT Bancorp Inc. Subsidiaries:
NBT Bank, National Association	New York	NBT Bank
NBT Financial Services, Inc.	Delaware	NBT Financial Services
Hathaway Agency, Inc.	New York	Hathaway Agency
CNBF Capital Trust I	Delaware	CNBF Capital Trust I
NBT Statutory Trust I	Delaware	NBT Statutory Trust I
NBT Statutory Trust II	Delaware	NBT Statutory Trust II
NBT Holdings, Inc.	New York	NBT Holdings

NBT Bank, National Association Subsidiaries:
NBT Capital Corp.	New York	NBT Capital Corp.
LA Lease, Inc.	Pennsylvania	LA Lease
Colonial Financial Services, Inc.	New York	Colonial Financial Services
NBT Services, Inc.	Delaware	NBT Services
Broad Street Property Associates, Inc.	New York	Broad Street Property Associates
Pennstar Bank Services Company	Delaware	Pennstar Bank Services
FNB Financial Services, Inc.	Delaware	FNB Financial Services
CNB Realty Trust	Maryland	CNB Realty Trust
Pennstar Realty Trust	Maryland	Pennstar Realty Trust
CNB REIT Corp.	New York	CNB REIT

NBT Financial Services, Inc. Subsidiaries:
Pennstar Financial Services, Inc.	Pennsylvania	Pennstar Financial Services
EPIC Advisors, Inc.	New York	EPIC Advisors

NBT Holdings, Inc. Subsidiaries:
Mang Insurance Agency, LLC	New York	Mang Insurance Agency